   This Registration Statement shall become effective immediately upon filing pursuant to Securities Act Rule 462

      As filed with the Securities and Exchange Commission on May 1, 2001


                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------
                            Electric Fuel Corporation
             (Exact name of Registrant as specified in its charter)
                                    ---------

                    Delaware                                                 95-4302784
(State or other jurisdiction of incorporation or               (I.R.S. Employer Identification No.)
                 organization)
                                                                              Matt Collins
              Electric Fuel Corporation                                Electric Fuel Corporation
               632 Broadway, Suite 301                                  632 Broadway, Suite 301
              New York, New York 10012                                  New York, New York 10012
       Tel: (212) 529-9200 Fax: (212) 529-5800                  Tel: (212) 529-9200 Fax: (212) 529-5800
 (Address, including ZIP code, and telephone number,          (Address, including ZIP code, and telephone
                      including                                                 number,
   area code, of Registrant's principal executive              including area code, of agent for service)
                      offices)

                                    ---------
                 ELECTRIC FUEL CORPORATION AMENDED AND RESTATED
              1993 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (Full title of the plan)

                                    ---------
  Copies of all communications, including communications sent to the agent for service, to:

                              Yaakov Har-Oz, Esq.
                       Vice President and General Counsel
                               Electric Fuel Ltd.
                      Western Industrial Park, P.O. Box 641
                              Beit Shemesh, Israel
                              Tel: +972-2-990-6623
                              Fax: +972-2-990-6688
                                    ---------

                         CALCULATION OF REGISTRATION FEE
====================================================== ============= =================== ================== ==============
                                                                       Proposed maximum   Proposed maximum
                                                        Amount to be    offering price        aggregate        Amount of
          Title of securities to be registered           registered       per share        offering price    registration
                                                                                                                  fee
------------------------------------------------------ ------------- ------------------- ------------------ --------------
Common Stock, par value $0.01 per share                1,500,000(1)       $3.205(2)        $4,807,500.00      $ 1,201.88

==========================================================================================================================

(1) In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of Shares as may become subject to options under the Company's Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan as a result of the adjustment provisions thereof.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Shares as quoted on The Nasdaq National Market on April 30, 2001.

================================================================================

                     REGISTRATION STATEMENT FOR REGISTRATION
                      OF ADDITIONAL SECURITIES ON FORM S-8

                           Incorporation by Reference
                           --------------------------

     Hereby incorporated by reference is registrant's registration statement on Form S-8, registration no. 333-74197, filed in connection with the same plan on March 10, 1999 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                   Required Information Not in Prior Statement
                   -------------------------------------------

     Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel

     Yaakov Har-Oz, Esq. holds options to purchase 17,500 shares of Common
Stock.

Item 8.  Exhibits

   Exhibit
   Number                                       Description
   ------                                       -----------
  * 4.1      Specimen Certificate for Common Stock
  + 5.1      Opinion of Yaakov Har-Oz, Esq.
  +23.1      Consent of Kesselman & Kesselman
  +23.2      Consent of Kost Forer & Gabbay
  +23.3      Consent of Yaakov Har-Oz, Esq. (contained in Exhibit 5.1)
  +24.1      Powers of Attorney (included in the signature page)
 **99.1      Amended and Restated 1993 Stock Option and Restricted Stock
             Purchase Plan


-------------
* Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, No. 33-73256, which became effective on February 23, 1994.

** Incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

+  Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2001.

                                   ELECTRIC FUEL CORPORATION


                                   By:     /s/ Yehuda Harats
                                       ---------------------------------------
                                          Yehuda Harats
                                          President and Chief Executive Officer

     Know all men by these presents, that each individual whose signature appears below constitutes and appoints Yehuda Harats and Robert S. Ehrlich, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                       Title                                   Date
              ---------                                       -----                                   ----

       /s/ Yehuda Harats                  President, Chief Executive Officer and Director        April  30, 2001
--------------------------------------                                                                 ----
           Yehuda Harats                           (Principal Executive Officer)

      /s/ Robert S. Ehrlich               Chairman, Chief Financial Officer and Director         April  30, 2001
--------------------------------------                                                                 ----
          Robert S. Ehrlich                         (Principal Financial Officer)

      /s/ Avihai Shen                               Vice President - Finance                     April  30, 2001
--------------------------------------                                                                 ----
          Avihai Shen                             (Principal Accounting Officer)

      /s/ Dr. Jay M. Eastman                                Director                             April  30, 2001
---------------------------------------                                                                ----
          Dr. Jay M. Eastman

                                                            Director                             April    , 2001
---------------------------------------                                                                ----
         Leon S. Gross

     /s/ Lawrence M. Miller                                 Director                             April   18, 2001
---------------------------------------                                                                ----
         Lawrence M. Miller

     /s/ Jack E. Rosenfeld                                  Director                             April   18, 2001
--------------------------------------                                                                 ----
         Jack E. Rosenfeld

                                                            Director                             April     , 2001
---------------------------------------                                                                ----
         Jeff Kahn


                                      II-2